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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                  March 9, 2000
                                  -------------
                   Date of Report (Date of earliest reported)



                      UNITED PAN-EUROPE COMMUNICATIONS N.V.
             (Exact Name of Registrant as Specified in its Charter)



          Netherlands                   000-25365               98-0191997
(State or other Jurisdiction of  (Commission File Number)    (IRS Employer
         Incorporation)                                    Identification No.)


                             Fred. Roeskestraat 123
                                  PO Box 74763
                       1070 BT Amsterdam, The Netherlands
                       ----------------------------------
        (Address of Registrant's Principal Executive Offices) (Zip Code)
                               011-31-20-778-9840

              (Registrant's telephone number, including area code)
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Item 5.  Other Events

On March 9, 2000, United Pan-Europe Communications N.V. ("UPC") announced that it had entered into an Exchange Offer Agreement (the "Agreement") with SBS Communications S.A., a public limited liability corporation organized under the laws of Luxembourg ("SBS"), providing for an exchange offer (the "Offer") by UPC to acquire all outstanding shares of common stock, par value $1.50 per share, of SBS (the "Shares") at a per Share price (the "Offer Price") consisting of US$40 in cash and 0.19048 shares of Ordinary Shares A of UPC. The stock portion of the Offer Price is subject to a price adjustment or "collar" as described below.

The Offer is currently expected to commence in the third quarter after a registration statement has been filed with the U.S. Securities and Exchange Commission and declared effective and offer documents become available. The Offer will be conditioned upon receipt by UPC of Shares that, together with the approximately 23% of outstanding Shares currently held by UPC and its affiliates, represent at least 66 2/3% of the outstanding Shares on a fully diluted basis and other conditions set out in the Agreement. The stock portion of the Offer Price will be subject to a collar provision whereby SBS shareholders will receive not less than a total value of US$77.50 and not more than US$86.00 for each Share based on UPC's average closing share price on NASDAQ prevailing on the trading days ending shortly prior to the making of the Offer. Furthermore, the parties will work together to obtain the necessary and appropriate consents and approvals to proceed with the transaction. Notwithstanding the foregoing, if the average closing share price for the UPC Ordinary Shares A on NASDAQ for any consecutive ten-day period occurring from the date of the Agreement until the third business day prior to the commencement of the Offer is less than or equal to $147.00 per share, then UPC may, under certain specified circumstances, terminate the Agreement and, accordingly, not commence the Offer.

UPC has agreed for a period of six months after the completion of the Offer to use its reasonable best efforts (subject to restrictions imposed by applicable law) to cause any minority shareholders in the Company remaining after the completion of the Offer to receive promptly consideration for their Shares that it is equal to the Offer Price. The means by which UPC conducts such minority buyout will be at UPC's reasonable discretion and may include redemption, merger or other corporate actions.

Certain directors of SBS holding in the aggregate approximately 4% of the Shares have each entered into a Share Exchange Agreement with UPC, dated March 9, 2000, agreeing, among other things, to tender their Shares in the Offer.

On March 9, 2000 UPC and SBS issued a joint press release (the "Press Release") announcing the execution of the Agreement.

The Agreement, the Share Exchange Agreement and the Press Release are attached as Exhibits 10.1, 10.2 and 99.1, respectively, and are incorporated by reference herein. The descriptions of the Agreement and Share Exchange Agreement set forth above are not complete and are qualified in their entirely by reference to the provisions of such agreements.

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements.

     None.

(b)  Pro Forma Financial Information.

     None.

(c)  Exhibits:

     10.1 Exchange Offer Agreement dated as of March 9, 2000, by and between United Pan-Europe Communications N.V. and SBS Broadcasting S.A.

     10.2 Share Exchange Agreement, dated as of March 9, 2000, by and between United Pan-Europe Communications N.V. and the individual shareholders named therein.

     99.1 Press Release, dated March 9, 2000.

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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed by the undersigned thereunto duly authorised.

                                           UNITED PAN-EUROPE COMMUNICATIONS N.V.

                                                  By: /s/ ANTON TUIJTEN
                                                      ------------------
                                                  Name: ANTON TUIJTEN
                                                  Title:  GENERAL COUNSEL



Date:    March 13, 2000

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                                INDEX OF EXHIBITS



Exhibit No.                               Exhibit

   10.1 Exchange Offer Agreement, dated as of March 9, 2000, by and between United Pan-Europe Communications N.V. and SBS Broadcasting S.A.

   10.2 Share Exchange Agreement, dated March 9, 2000, by and between United Pan-Europe Communications N.V. and the shareholders named therein.

   99.1        Press Release, dated March 9, 2000

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